NORTHERN ILLINOIS GAS COMPANY
                                                  FORM 10-Q
                                                  EXHIBIT 4.02

                       			   Supplemental Indenture





	                         		    DATED AUGUST 1, 1996





                        			 NORTHERN ILLINOIS GAS COMPANY

	                               			    TO

                        			 HARRIS TRUST AND SAVINGS BANK


               		      TRUSTEE UNDER INDENTURE DATED AS OF
                      			JANUARY 1, 1954 AND SUPPLEMENTAL
                     			       INDENTURES THERETO





                        			    FIRST MORTGAGE BONDS
                  		      6.45% SERIES DUE AUGUST 1, 2001


This instrument was prepared by Donald W. Lohrentz, 1844 Ferry Road, Naperville, Illinois 60563-9600.

Return to: Northern Illinois Gas Company
	Attn: Joe R. Johnson
	P.O. Box 190, Aurora, IL 60507-0190



This Supplemental Indenture, dated the first day of August, 1996, between Northern Illinois Gas Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the ''Company''), and Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter called the ''Trustee''), as Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated, respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963,
August 1, 1964, August 1, 1965, May 1, 1966, August 1, 1966, July 1,
1967, June 1, 1968, December 1, 1969, August 1, 1970, June 1, 1971,
July 1, 1972, July 1, 1973, April 1, 1975, April 30, 1976, April 30,
1976, July 1, 1976, August 1, 1976, December 1, 1977, January 15,
1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15, 1988, July 1, 1988, July 1, 1989, July 15, 1990,
August 15, 1991, July 15, 1992, February 1, 1993, March 15, 1993, May
1, 1993, July 1, 1993, August 15, 1994, October 15, 1995 and May 10,
1996, such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the ''Indenture.''

Witnesseth:

	Whereas, the Indenture provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and

	Whereas, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Indenture, such bonds to be designated ''First Mortgage Bonds, 6.45% Series due August 1, 2001'' (hereinafter called the ''bonds of this Series''), and the terms and provisions to be contained in the bonds of this Series or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and

	Whereas, the forms, respectively, of the bonds of this Series, and Trustee's certificate to be endorsed on all bonds of this Series, are to be substantially as follows:

			     (form of face of bond)

No. RU                                                            $

              			  NORTHERN ILLINOIS GAS COMPANY

	      First Mortgage Bond, 6.45% Series due August 1, 2001



                         				       2

	Northern Illinois Gas Company, an Illinois corporation (hereinafter called the ''Company''), for value received, hereby promises to pay to
or registered assigns, the sum of             Dollars, on the first day
of August, 2001, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of six and forty-five hundredths per centum (6.45%) per annum, payable semiannually on the first day of February and the first day of August in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United
States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.

	So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on the January

15 or the July 15 (whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

	Additional provisions of this bond are set forth on the reverse hereof.

	This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

	In witness whereof, Northern Illinois Gas Company has caused this bond to be executed in its name by its Chairman, President, or a Vice
President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be



	                          			       3

attested by its Secretary or its Assistant Secretary, manually or by facsimile signature.

Dated

                                         					   Northern Illinois Gas Company

                                         					   By
                                               						     President

Attest:


	   Secretary

        	    (form of trustee's certificate of authentication)

	This bond is one of the bonds of the series designated therein, referred to and described in the within-mentioned Supplemental
Indenture dated August 1, 1996.

Harris Trust and Savings Bank,
 Trustee

By
      Authorized Officer

                 (form of reverse side of bond)

	This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to Harris Trust and Savings Bank, as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such bonds, designated ''Northern Illinois Gas Company First Mortgage Bonds, 6.45% Series due August 1, 2001'' (herein called ''bonds of this Series''), the issuance of which is provided for by a Supplemental Indenture dated August 1, 1996 (hereinafter called the ''Supplemental Indenture''), executed and delivered by the Company to the Trustee. The term ''Indenture'', as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto from time to time in effect.
Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered



                          				       4

owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.

	With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest on this bond, or the reduction in the principal amount hereof or in the rate of interest or any other modification in the terms of payment of such principal or interest, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

	The bonds of this Series may not be called for redemption by the Company prior to August 1, 2000. On August 1, 2000 and thereafter until maturity on August 1, 2001, upon the notice hereinafter stated and in the manner and with the effect provided in the Indenture, the bonds of this Series are redeemable at the option of the Company, as a whole at any time or in part from time to time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

	Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.



                          				       5

	In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

	No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.

	This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.

                   				(end of bond form)

and

	Whereas, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;



                           			       6

	Now, Therefore, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable considerations, the receipt of which is hereby acknowledged, for the purpose of securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and in all indentures supplemental thereto, the Company by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto Harris Trust and Savings Bank, as Trustee, and its successor or successors in the trust hereby created, all property, real and personal
(other than property expressly excepted from the lien and operation of the Indenture), which, at the actual date of execution and delivery of this Supplemental Indenture, is solely used or held for use in the operation by the Company of its gas utility system and in the conduct of its gas utility business and all property, real and personal, used or useful in the gas utility business (other than property expressly excepted from the lien and operation of the Indenture) acquired by the Company after the actual date of execution and delivery of this Supplemental Indenture or (subject to the provisions of Section 16.03 of the Indenture) by any successor corporation after such execution and delivery, and it is further agreed by and between the Company and the Trustee as follows:


                       				   ARTICLE I

                			      Bonds of this Series

	Section 1. The bonds of this Series shall, as hereinbefore recited, be designated as the Company's ''First Mortgage Bonds, 6.45% Series due
August 1, 2001.'' The bonds of this Series which may be issued and outstanding shall not exceed $75,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to the provisions of Section 4.12 of the Indenture.

	Section 2. The bonds of this Series shall be registered bonds without coupons, and the form of such bonds, and of the Trustee's certificate of authentication to be endorsed on all bonds of this Series, shall be substantially as hereinbefore recited, respectively.

	Section 3. The bonds of this Series shall be issued in the denomination of $1,000 each and in such multiple or multiples thereof as shall be determined



                            				       7

and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized by the Board of Directors to make such determination, the authorization of the denomination of any bond to be conclusively evidenced by the execution thereof on behalf of the Company. The bonds of this Series shall be numbered, RU-1 and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company.

	All bonds of this Series shall be dated August 1, 1996, except that each bond issued on or after the first payment of interest thereon shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of such series next preceding the date of issue, unless issued on an interest payment date to which interest shall have been so paid, in which event such bonds shall be dated as of the date of issue; provided, however, that bonds issued on or after January 15 and before the next succeeding February 1 or on or after July 15 and before the next succeeding August 1 shall be dated the next succeeding interest payment date if interest shall have been paid to such date. All bonds of this Series shall mature August 1, 2001, and shall bear interest at the rate of 6.45% per annum until the principal thereof shall be paid. Such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semiannually on the first day of February and the first day of August in each year. So long as there is no existing default in the payment of interest on the bonds of this Series, such interest shall be payable to the person in whose name each such bond is registered on the January 15 and July 15 (whether or not a business day), as the case may be, next preceding the respective interest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

	The principal of and interest on the bonds of this Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York. Any installment of interest on the bonds may, at the Company's option, be



                       				       8

paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books. The bonds of this Series shall be registrable, transferable and exchangeable in the manner provided in Sections 4.08 and 4.09 of the Indenture, at either of such offices or agencies.

	Section 4. The bonds of this Series may not be called for redemption by the Company prior to August 1, 2000. On August 1, 2000 and thereafter until maturity on August 1, 2001, the bonds of this Series, upon the mailing of notice and in the manner provided in Section 7.01 of the Indenture (except that no published notice shall be required for the bonds of this Series), and with the effect provided in Section 7.02 thereof, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at 100% of the principal amount thereof, plus accrued and unpaid interest to redemption date.

	Section 5. No sinking fund is to be provided for the bonds of this Series.


                         				ARTICLE II

                    			Miscellaneous Provisions

	Section 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 4.02 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

	Section 2. This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

	Section 3. Although this Supplemental Indenture is dated August 1, 1996, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed.

	Section 4. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.



                       				       9

	In Witness Whereof, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its President, a Vice President, or Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary, and Harris Trust and Savings Bank, as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and its seal to be hereunto affixed and attested by its Assistant Secretary, all as of the day and year first above written.

Northern Illinois Gas Company

By
	  Vice President and Treasurer

                                    					  Attest:


                                           						   Assistant Secretary

Harris Trust and Savings Bank,
	as Trustee

By
	   Vice President

                                      			  Attest:


                                          						   Assistant Secretary



	                        			       10

State of Illinois }
                  } ss:
County of DuPage  }

	I, Beth A. Aussem, Notary Public in the State aforesaid, Do Hereby Certify that Donald W. Lohrentz, Vice President and Treasurer of
Northern Illinois Gas Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Alexander C. Allison, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be the Vice President and the Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

	Given under my hand and notarial seal this      day of August A.D.
1996.



                                        							Notary Public

My Commission expires March 23, 1999.



                          				       11

State of Illinois }
              		  } ss:
County of Cook    }

	I, Kimberley Lange, a Notary Public in and for said County, in the State aforesaid, Do Hereby Certify that J. Bartolini, Vice President of Harris Trust and Savings Bank, an Illinois banking corporation, one of the parties described in and which executed the foregoing instrument, and D. G. Donovan, Assistant Secretary of said banking corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice President and an Assistant Secretary, respectively, of said banking corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, of said banking corporation, and as the free and voluntary act of said banking corporation, for the uses and purposes therein set forth.

	Given under my hand and notarial seal this    day of August A.D. 1996.




                                            							 Notary Public

My Commission expires December 14, 1997.



                           				       12

                            				 RECORDING DATA

	This Supplemental Indenture was recorded on August 8 or 9, 1996, in the office of the Recorder of Deeds in certain counties in the State of Illinois, as follows:

	     County         Book               Page           Document No.
	   Adams
	   Boone
	   Bureau
	   Carroll
	   Champaign
	   Cook
	   DeKalb
	   DeWitt
	   DuPage
	   Ford
	   Grundy
	   Hancock
	   Henderson
	   Henry
	   Iroquois
	   Jo Daviess
	   Kane
	   Kankakee
	   Kendall
	   Lake
	   La Salle
	   Lee
	   Livingston
	   McHenry
	   McLean
	   Mercer
	   Ogle
	   Piatt
	   Pike
	   Rock Island
	   Stephenson
	   Tazewell
	   Vermilion
	   Whiteside
	   Will
	   Winnebago
	   Woodford